UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2011
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
On June 17, 2011, Lear Corporation (the “Company”) entered into an amendment and restatement (the “Amended and Restated Credit Agreement”) of its senior secured Amended and Restated Credit Agreement among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. JPMorgan Securities LLC, Barclays Capital and Citigroup Global Markets Inc. acted as joint lead arrangers. The Amended and Restated Credit Agreement, among other things, (i) extends the maturity of the Company’s revolving credit facility from March 18, 2013 until June 17, 2016, (ii) increases the amount available under the revolving credit facility from $110 million to $500 million, and (iii) adjusts the interest rates payable on outstanding borrowings under the revolving credit facility, as described below.
Advances under the revolving credit facility generally bear interest at a variable rate per annum equal to (i) the Eurocurrency Rate (as defined in the Amended and Restated Credit Agreement), plus an adjustable margin of 1.375% to 3.0% based on the Company’s corporate rating, payable on the last day of each applicable interest period but in no event less frequently than quarterly, or (ii) the Adjusted Base Rate (as defined in the Amended and Restated Credit Agreement) plus an adjustable margin of 0.375% to 2.0% based on the Company’s corporate rating, payable quarterly. A facility fee is payable which ranges from 0.375% to 0.50%.
The covenants under the Restated Credit Agreement were modified to reflect the extended term of the Amended and Restated Credit Agreement and to provide the Company with additional flexibility with respect to certain actions.
The obligations of the Company under the Amended and Restated Credit Agreement are guaranteed by certain of its United States subsidiaries. Certain of the Company’s subsidiaries were released as subsidiary guarantors under the Amended and Restated Credit Agreement in connection with this amendment and restatement.
The descriptions of the Amended and Restated Credit Agreement set forth above are qualified in their entirety by reference to the Amended and Restated Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Exhibit Description
10.1	Amended and Restated Credit Agreement, dated as of June 17, 2011, among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: June 20, 2011	By:	/s/ Matthew J. Simoncini
		Name:	Matthew J. Simoncini
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Amended and Restated Credit Agreement, dated as of June 17, 2011, among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent